Exhibit 10.27

INVENTORY PURCHASE AGREEMENT

THIS INVENTORY PURCHASE AGREEMENT is made and entered into as of the ___ day of November 20th, 2015 (this “Agreement”) by and among GrowGeneration Corp., a Colorado Corporation (“Buyer”) and Greenhouse Tech, Inc., a Colorado Corporation (“Seller” and together with the Buyer, the “Parties”).

RECITALS

A.           Seller currently owns certain inventory at it store located at, 917 E. Fillmore St. Colorado Springs. CO 80907 which inventory is set forth in detail on Schedule A to this Agreement (collectively the “Inventory”).

B.           Seller desires to sell the Inventory to the Buyer and Buyer desires to purchase the Inventory from Seller pursuant to the terms and conditions of this Agreement.

AGREEMENT

In consideration of the foregoing and the mutual covenants contained in this Agreement and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Section 1.              Sale and Purchase of Inventory.

1.1           Sale of Inventory. On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined below), Seller will sell, convey, transfer and assign to Buyer, and Buyer will purchase and accept from Seller, all right, title and interest in and to all of the Inventory set forth on Exhibit A (collectively, the “Purchased Inventory”), free and clear of any and all liens, encumbrances, claims, charges, security interests, rights of Seller and/or any third party, rights of redemption, equities, and any other restrictions or limitations of any kind or nature whatsoever (collectively, “Liens”).

1.2           Purchase Price and Payment. As consideration for the Purchased Inventory, at the Closing, Buyer shall pay to Seller, cash in the amount of 60 percent of the actual cost to Seller of the Purchased Inventory as reflected on Schedule A (the “Purchase Price”) to Seller by bank check or wire transfer of immediately available funds to an account identified in writing by Seller to Buyer.

1.3           Closing Date. Subject to Section 4, the closing of the transaction contemplated by this Agreement (the “Closing”) shall take place at such date, time and place as may be agreed upon by the Parties (the “Closing Date”) but in any event, no later than two (2) business days following the satisfaction of the condition set forth in Section 4.1 below.

1.4           Method of Conveyance Transfer and Assumption. Upon payment of the Purchase Price, the sale, transfer, conveyance, and assignment by Seller of the Purchased Inventory to Buyer in accordance with Section 1.1 shall be effected at the Closing by Seller’s execution and delivery of a Bill of Sale in the form attached hereto as Exhibit B and delivery of the Purchased Inventory to the Buyer.

1.5           Taxes. All transfer, sales, use and other taxes or similar charges related to the sale of the Purchased Inventory to Buyer shall be paid by Seller.

Section 2.             Liabilities. Buyer is not assuming any debts, obligations or liabilities of Seller whatsoever, whether known or unknown, actual or contingent, presently existing or arising in the future, which shall remain the responsibility of Seller.

Section 3.              Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer:

3.1           Organization and Qualification. Seller is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Seller has all requisite power and authority to own its properties and Inventory and conduct its business as such business is now conducted.

3.2           Authorization. Seller has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Seller of this Agreement and the consummation by Seller of the transaction contemplated hereby have been duly and validly authorized by all necessary action on the part of Seller. This Agreement has been duly and validly executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable against it in accordance with its terms.

3.3           Title to Purchase Inventory. Seller has good and marketable title to all of the Purchased Inventory, free and clear of Liens. Upon consummation of the transaction contemplated hereby, Buyer will acquire good and marketable title to all of the Purchased Inventory, free and clear of all Liens.

3.4           Purchased Inventory. All Purchased Inventory of the Seller consists of a quality and quantity usable and saleable in the ordinary course of business and no part of the Purchased Inventory is Obsolete or of below-standard quality. The pricing of the Purchase Inventory on Schedule A reflects the actual cost of and price paid for such Purchased Inventory

Section 4.              Conditions to Closing.

4.1           Conditions to Obligations of Buyer.

(a)            The representations and warranties of Seller contained in this Agreement shall be true in all material respects on the date hereof and on the Closing Date as though such representations and warranties were made on and as of the Closing Date.

(b)            No suit, action or other proceeding shall be pending before any court or governmental agency to restrain or prohibit the consummation of the transaction provided for herein or to obtain damages or other relief in connection with this Agreement or the consummation of such transactions.

(c)            Buyer shall have received such other certificates and instruments from Seller as it shall reasonably request in connection with the Closing.

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Section 5.            Termination.

5.1         Termination of the Agreement. Buyer may terminate this Agreement prior to Closing by giving written notice to Seller in the event that Seller is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach is not cured within five (5) days following delivery by Buyer to Seller of written notice of such breach.

5.2         Effect of Termination. If this Agreement is terminated pursuant to Section 5.1, all obligations of each Party hereunder shall terminate without any liability of any Party to any other Party.

Section 6.           General Provisions.

6.1        Further Assurances. From time to time after the date hereof, Seller shall execute and deliver to Buyer such instruments of sale, transfer, conveyance, assignment, consent, assurance, power of attorney, and other such instruments as may be reasonably requested by Buyer in order to vest in Buyer all right, title, and interest in and to the Purchased Inventory. The Parties shall each provide the other with such assistance as may be reasonably requested by the other in connection with this transaction.

6.2         Expenses. Except as otherwise provided herein, each Party shall bear its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

6.3         Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the internal laws of the State of Colorado without giving effect to the conflict of laws rules thereof.

6.4         Entire Agreement; Amendment and Waiver. This Agreement and all exhibits hereto set forth the entire understanding of the Parties with respect to the subject matter hereof and may be modified only by a written instrument duly executed by each Party. Except as herein expressly provided to the contrary, no breach of any covenant, agreement, warranty or representation shall be deemed waived unless expressly waived in writing by the Party who might assert such breach.

6.5         Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

6.6          Headings. Headings in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

6.7         Notices. All notices, requests, demands and other communications called for or contemplated hereunder shall be in writing and shall be deemed to have been duly given when delivered to the Party to whom addressed or when sent by facsimile (if promptly confirmed by registered or certified mail, return receipt requested, prepaid and addressed) to the Parties, their successors in interest, or their assignees at such addresses as the Parties may designate by written notice.

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6.8         Assignment; Binding Effect. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof nor any of the documents executed in connection herewith may be assigned by any Party without the prior written consent of the other Parties. Except as provided in the previous sentence, this Agreement and all of the rights and obligations hereunder shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns. Any attempted assignment in violation of this Agreement shall be null and void.

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the date first above written.

BUYER:

GROWGENERATION CORP.

By:	/s/ Darren Lampert
Name:	Darren Lampert
Title:	CEO

SELLER:

GreenHouse tech, Inc.

By:	/s/ Jeani Lee 11/20/2015
Name:	Jeani Lee
Title:	Owner

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Exhibit B

BILL OF SALE

This BILL OF SALE (this “Bill of Sale”) is dated as of November 20th, 2015 from Green House Tech, Inc. to GrowGeneration Corp.

RECITALS

A.           Seller and Buyer are parties to an Inventory Purchase Agreement, dated as of November 20th, 2015 (the “Purchase Agreement”).

B.            Pursuant to the Purchase Agreement, Buyer is purchasing from Seller the Purchased Inventory referred to in Section 1.1 of the Purchase Agreement.

C.            Seller has agreed, pursuant to Section 1.4 of the Purchase Agreement, to execute and deliver this Bill of Sale to Buyer for the purpose of transferring to and vesting in Buyer title to the Purchased Inventory, which Seller is selling to Buyer pursuant to the Purchase Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged:

1.             Seller does hereby sell, transfer, assign and vest in Buyer, its successors and assigns forever, all of its right, title and interest in and to the Purchased Inventory referred to in Section 1.1 and set forth on Schedule A of the Purchase Agreement.

2.             Seller hereby constitutes and appoints Buyer, its successors and assigns, as Seller’s true and lawful attorney, with full power of substitution, in Seller’s name and stead, on behalf and for the benefit of Buyer, its successors and assigns, to demand and receive any and all of the Purchased Inventory and to give receipts and releases for and in respect of the Purchased Inventory, or any part thereof, and from time to time to institute and prosecute in Seller’s name, at the sole expense and for the benefit of Buyer, its successors and assigns, any and all proceedings at law, in equity or otherwise, which Buyer, its successors and assigns, may reasonably deem necessary for the collection or reduction to possession of any of the Purchased Inventory.

3.             Seller hereby covenants that, except as provided in the Purchase Agreement, from time to time after the delivery of this instrument, at Seller’s sole cost and expense, it will, at the reasonable request of Buyer, do such further acts and execute and deliver such further documents regarding its obligations hereunder as may be required for the purpose of (i) accomplishing the purposes of this Bill of Sale and (ii) assuring and confirming unto the other parties the validity of any documents of conveyance.

4.             This Bill of Sale shall be binding on and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. Nothing in this Bill of Sale shall be deemed to create or imply any right or benefit in any person other than Buyer or Seller, or their respective successors and assigns.

5.             This Bill of Sale is subject to the terms and conditions of the Purchase Agreement and shall be governed and enforced in accordance with the laws of the State of Colorado without giving effect to the conflict of law rules thereof.

6.             Nothing in this Bill of Sale shall alter any liability or obligation of Seller arising under the Purchase Agreement, which shall govern the representations, warranties and obligations of the parties with respect to the Purchased Inventory. The representations and warranties set forth in the Purchase Agreement shall survive the execution of this Bill of Sale.

7.             This Bill of Sale may be executed by facsimile signature and a facsimile signature shall constitute an original signature for all purposes.

IN WITNESS WHEREOF, this Bill of Sale has been executed under seal as of the day and year first written above.

GreenHouse tech, Inc.

By:	/s/ Jeani Lee 11/20/2015
Name:	Jeani Lee
Title:	Owner

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CONSULTING AGREEMENT

CONSULTING AGREEMENT dated as of November 20th , 2015 (this "Agreement") by and between GrowGeneration Pueblo Corp., a Colorado Corporation (the "Company") and ("Consultant") Jeani Lee individuals residing at 6910 Alpaca Height Colorado.

RECITALS

WHEREAS, the Company wishes to engage the Consultant to provide services to the Company, and the Consultant wishes to be so engaged and to provide such services, on the terms and provisions, and subject to the conditions, set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.        Engagement and Services.

1.1        The Company agrees to and does hereby engage the Consultant, and the Consultant agrees to and does hereby accept engagement by the Company to (i) to maximize awareness of the Company's brand, stores and products; (ii) identify strategic partners, growers and other potential customers for the Company; and (iii) negotiate and close on sales of the Company's products to growers and other potential customers (which growers and potential customers identified by the Consultant shall be defined as "New Clients" herein). For purposes of this Agreement, New Clients shall Include any customers or clients with whom the Consultant or Green House Tech have done business prior to the closing of this Agreement (ie the customers identified on Exhibit A). The Consultants services described in this section may be provided remotely by telephone, email or other similar means.

1.2        The Consultants shall deliver a list of all Green House Tech customers to the Company upon the closing of the Inventory Purchase and execution of this Agreement, a copy of which shall be attached hereto as Exhibit A. The Consultant hereby authorizes the Company to contact and/or transact business with any of such customers.

1.3        The names and date of initial contact with all New Clients shall be delivered in writing to the COO of the Company. If approved by the Company's COO, the Consultant shall be eligible to earn sales compensation for sales of goods and for services by the Company to the approved New Clients as provided in Section 3.2 of this Agreement. New Clients not approved or denied by the Company within five (5) business days of submission shall be deemed approved. Approval shall not be unreasonably withheld.

1.4        The Company shall provide the Consultant with marketing support, including online and print materials, to assist the Consultant in her duties hereunder.

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1.5        The Consultant shall render to the Company the services described above, with respect to which the Consultant shall apply her best efforts and attention to perform her duties hereunder and advance the interests of the Company. The Consultant shall report to the Chief Operating Officer and such other persons as the Chief Operating Officer may direct .The Consultants will be deemed to have fulfilled her obligations under this Section 1.5 if they collectively spend at least 10 hours per month performing the services described in Section 1.1

1.6        The Consultant represents and warrants that all information relating to the Company and its products, including brands, description and prices that Consultant delivers to potential customers shall be complete and accurate in all material respects.

1.7        The Company reserves the right to approve in advance any use or reference to the Company's name, likeness, image or brand in any way.

1.8        The Consultant is not authorized or entitled, nor does she have the right to bind or commit the Company (legally or otherwise) to any agreement. Any and all agreements or arrangements with third parties binding or committing the Company shall be set forth in a written document executed by an authorized representative of the Company and the Company shall be solely responsible for all obligations under such agreements.

2.        Term; Engagement Period. The Term of this Agreement shall commence on the date hereof and shall continue for a period of one (1) year. The period during which Consultant shall serve in such capacity shall be deemed the "Term" or the "Engagement Period" and shall hereinafter be referred to as such.

3.        Compensation.

3.1        For the referral of New Clients and new business by the Consultants during the Engagement Period and in consideration of the Consultant having entered into this agreement, the Company agrees to pay consultant compensation equal to 20% of the gross profit on all goods and services sold by the Company to the New Clients. Gross profit shall mean the total dollar amount of all sales generated from sales to New Clients at their invoiced price, less amounts for cost of goods sold, credit card processing fees, sales discounts, customer deductions and returns. Gross profit will be calculated each month and paid to the Consultant by the 10th day of the month following the month in which such sales were made. Consultant, or her representative, shall be given reasonable access to applicable Company cost and sales records for audit purposes upon five (5) business days prior written notice, and during normal business hours."

3.2        All business expenses are subject to a prior written approval by the Company's COO.

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3.3        The Consultant Agrees to work approximately 25 Hours a week for the Company at a cost of $13 per hour.

4.        Relationship. Consultant shall be an independent contractor and not an employee of the Company. The Contractor shall pay all expenses related to Contractor services hereunder, including insurance, license and permit fees related to Contactor's business. Notwithstanding the foregoing, the Company may (but shall not be obligated) to pay or reimburse the Contractor for some expenses, provided however that any expenses must first be agreed in writing (including by email) by the Company to be eligible for reimbursement. The Contractor shall be responsible to pay all city, state, county and federal taxes for compensation earned hereunder. This Agreement shall not be construed to create between the Company and Consultant the relationship of principal or agent, employer and employee, joint ventures or co-partners.

5.        Non-Circumvent; Non-Compete; Confidentiality. During the Term of this Agreement, the Company may introduce the Consultant to its employees, management, and individuals and companies who may be potential clients or customers of the Company. The Consultant hereby agree that she will not enter into any contract with, deal with, or otherwise engage in any commercial transaction with any of such Persons without the written permission of the Company. The Consultant further agree that she will not hire, engage or otherwise enter into a commercial transaction with any officer, director, employee or consultant of the Company during the Term of this Agreement and for a period of two (2) years after the Termination of this Agreement without the prior written consent of the Company. The Consultant covenants and agrees that during the Term of this Agreement and a period of two (2) years thereafter, the Consultant shall not, directly or indirectly, manage, operate or control, or participate in the ownership, management, operation or control of, or otherwise become interested in (whether as an owner, stockholder, member, partner, lender, consultant, officer, director, agent, supplier, distributor or otherwise) any business which is competitive with the business of the Company or any of its subsidiaries or affiliates, or, directly or indirectly, induce or influence any person that has a business relationship with the Company or any of its subsidiaries or affiliates to discontinue or reduce the extent of such relationship. The Consultant agrees to keep confidential all written information relating to the Company's pricing, products, planning, marketing strategies, ideas, know-how, customers, suppliers, sales estimates, business plans, client lists, profit margins, media lists, databases, formulas and any other information and to not disclose any of same to any party.

6.        Termination. This Agreement may be terminated prior to the end of the Engagement Period by either party on sixty 60 days written notice to the other party. In the event that this Agreement is terminated, all obligations of the parties, except for the payment provisions of Sections 3.1 and 3.2, which shall continue for the entire Engagement Period of this Agreement, shall thereupon immediately terminate.

7.        General Provisions.

7.1        Notices. All notices required to be given under the terms of this Agreement shall be in writing and shall be deemed to have been duly given only if delivered to the addressee in person or mailed by certified mail, return receipt requested, to the address as included in the Company's records or to any such other address as the party to receive the notice shall advise by due notice given in accordance with this paragraph. Any party hereto may change its or his address for the purpose of receiving notices, demands and other communications as herein provided, by a written notice given in the manner aforesaid to the other party hereto.

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7.2        Applicable Law. IRRESPECTIVE OF THE PLACE OF EXECUTION OR PERFORMANCE, THE TERMS AND CONDITIONS OF THIS AGREEMENT SHALL BE INTERPRETED, GOVERNED BY, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH AND UNDER THE LAWS OF THE STATE OF COLORADO APPLICABLE TO AGREEMENTS ENTERED INTO AND WHOLLY PERFORMED THEREIN WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PROVISIONS. THE PARTIES CONSENT TO THE JURISDICTION OF THE COURTS OF THE STATE OF COLORADO AND THE UNITED STATES DISTRICT COURT FOR THE STATE OF COLORADO FOR ALL PURPOSES IN CONNECTION WITH ANY ACTION OR PROCEEDING INVOLVING A CLAIM, DISPUTE OR CONTROVERSY WITH RESPECT TO THIS AGREEMENT NOT OTHERWISE SUBJECT TO BINDING ARBITRATION.

7.3        Captions. The captions appearing at the commencement of the sections hereof are descriptive only and for convenience of reference only and are not intended to be part of or to effect the meaning or interpretation of this Agreement.

7.4        Severability. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

7.5        Entire Agreement.  This Agreement contains the entire Agreement of the parties, and supersedes any and all other Agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representations, inducements, promises, or Agreements, oral or otherwise, have been made by either party, or anyone acting on behalf of either party, which is not embodied herein, and that no other Agreement, statement or promise not contained in this Agreement shall be valid or binding.

7.6        Waiver. No waiver of any provision hereof shall be valid unless made in writing and signed by the party making the waiver. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

7.7        Authority. Each party hereto represents and warrants that it or he has the power and authority to execute and deliver this Agreement and to perform its or his obligations hereunder.

7.8        Compliance with Laws and Policies. Consultants agree that they will at all times comply strictly with all applicable laws and all current and future policies of the Company.

7.9        Arbitration. Any dispute or controversy arising under or in connection with.

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IN WITNESS WHEREOF, the parties hereto have executed the above Agreement as of the day and year first above written:

GROWGENERATION CORP.

By:	/s/ Darren Lampert
Name:	Darren Lampert
Title:	CEO

CONSULTANT

By:	/s/ Jeani Lee 11/20/2015
Name:	Jeani Lee

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